As filed with the Securities and Exchange Commission on March 5, 2020

Registration No. 333-231778

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

comScore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	54-1955550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11950 Democracy Drive, Suite 600

Reston, Virginia 20190

(703) 438-2000

(Addresses, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carol DiBattiste, Esq.

comScore, Inc.

11950 Democracy Drive, Suite 600

Reston, Virginia 20190

(703) 438-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul Tobias

Brenda Lenahan

Vinson & Elkins L.L.P.

2801 Via Fortuna, Suite 100

Austin, Texas 78746

(512) 542-8400

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-231778) (the “Registration Statement”) is being filed to reflect that comScore, Inc. is no longer a well-known seasoned issuer, as defined in Rule 405 under the Securities Act. This filing will convert the Registration Statement to the proper submission type for a non-automatic shelf registration statement. All filing fees payable in connection with the registration of the securities covered by the Registration Statement were previously paid in connection with the original filing of the Registration Statement, and prospectus supplement and post-effective amendment thereto.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 5, 2020

PROSPECTUS

comScore, Inc.

20,757,487 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling stockholders named in this prospectus (the “selling stockholders”) of up to 20,757,487 shares of our common stock, par value $0.001 per share (our “common stock”), consisting of:

•

83,094 shares of common stock, which represents 130% of the shares of common stock issuable upon conversion of the $204 million aggregate principal amount of our senior secured convertible notes due January 16, 2022 (the “convertible notes”) issued to certain of the selling stockholders named herein (collectively, the “Starboard Stockholders”) in private placements (collectively, the “Starboard private placements”) pursuant to a purchase agreement between the Starboard Stockholders and the Company, as amended (the “Starboard purchase agreement”), excluding any such shares registered on our Registration Statement on Form S-3, Registration No. 333-226246 (as may be amended and supplemented from time to time, the “Existing Registration Statement”);

•

14,096,291 shares of common stock, which represents 130% of the shares of common stock issued or issuable from time-to-time in the event that we pay interest on the convertible notes in shares of common stock (the “PIK Interest Shares”), excluding any such PIK Interest Shares registered on the Existing Registration Statement; and

•

6,578,102 shares of common stock, which represents the maximum number of shares that may be issued upon exercise of warrants that are held by one of the selling stockholders named herein (“CVI Investments”).

The shares of our common stock are being registered to fulfill our contractual obligations under (i) a registration rights agreement entered into by us and the Starboard Stockholders in connection with the Starboard private placements (the “Starboard registration rights agreement”) and (ii) a registration rights agreement entered into by us and CVI Investments (the “CVI registration rights agreement”) in connection with a private placement (the “CVI private placement”) pursuant to a securities purchase agreement between CVI Investments and the Company (the “CVI purchase agreement”).

The shares offered by this prospectus may be sold from time to time by the selling stockholders at prevailing market prices or prices negotiated at the time of sale. The selling stockholders may offer and sell the shares of common stock to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. See “Plan of Distribution” and “Selling Stockholders.”

We will not receive any proceeds from the sale of any of the shares by the selling stockholders. We have agreed to pay certain expenses in connection with the registration of the shares. The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “SCOR.”

Our principal executive offices are located at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, and our telephone number at that address is (703) 438-2000.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 5 of this prospectus for information on certain risks related to the purchase of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2020.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may use this prospectus to offer and sell up to an aggregate of 20,757,487 shares of our common stock from time to time. This prospectus generally describes comScore, Inc. and the common stock that our selling stockholders may offer. The selling stockholders will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The selling stockholders may sell their shares of common stock through any means described below under the heading “Plan of Distribution.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”

This prospectus contains and incorporates by reference forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”.

As used in this prospectus, references to the “Company,” “we,” “our,” “us” or like terms mean comScore, Inc. and its consolidated subsidiaries unless we state otherwise or the context otherwise requires.

ABOUT COMSCORE, INC.

We are a global information and analytics company that measures advertising, content, and the consumer audiences of each, across media platforms. We create our products using a global data platform that combines information on digital platforms (smartphones, tablets and computers), television and movie screens with demographics and other descriptive information. We have developed proprietary data science that enables measurement of person-level and household-level audiences, removing duplicated viewing across devices and over time. This combination of data and methods enables a common standard for buyers and sellers to transact on advertising. This helps companies across the media ecosystem better understand and monetize their audiences and develop marketing plans and products to more efficiently and effectively reach those audiences. Our ability to unify behavioral and other descriptive data enables us to provide audience ratings, advertising verification, and granular consumer segments that describe hundreds of millions of consumers. Our customers include digital publishers, television networks, movie studios, content owners, advertisers, agencies and technology providers.

The platforms we measure include televisions, smartphones, computers, tablets, over-the-top devices and movie theaters. The information we analyze crosses geographies, types of content and activities, including websites, mobile applications, video games, television and movie programming, e-commerce and advertising.

We are a Delaware corporation headquartered in Reston, Virginia with principal offices located at 11950 Democracy Drive, Suite 600, Reston, VA 20190. Our telephone number is 703-438-2000.

For additional information about our company, please read the documents listed under “Incorporation of Certain Documents by Reference.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus information we have filed with the SEC which means that we can disclose important information to you, without actually including the specific information in this prospectus, by referring you to other documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update and supersede information previously filed with the SEC and in this prospectus. If there is additional information in a later-filed document or a conflict or inconsistency between information in this prospectus or a prospectus supplement and information incorporated by reference from a later-filed document, you should rely on the information in the later-dated document.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and before the termination of this offering (other than, in each case, information furnished rather than filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 28, 2020;

•	our Current Reports on Form 8-K filed on January 10, 2020 and February 26, 2020; and

•

the description of our common stock contained in our registration statement on Form 8-A filed on May 30, 2018, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

These reports contain important information about us, our financial condition and our results of operations.

You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

comScore, Inc.

11950 Democracy Drive, Suite 600

Reston, Virginia 20190

Attention: Chief Legal Officer

(703) 438-2000

AVAILABLE INFORMATION

We file annual, quarterly, current and other reports and other information with the SEC. Our filings are available to the public from commercial document retrieval services and through the SEC’s website at http://www.sec.gov.

Our common stock is listed and traded on the Nasdaq Global Select Market under the symbol “SCOR.” Our reports and other information filed with the SEC can also be inspected at the offices of the Nasdaq Global Select Market.

We also make available free of charge on our website at www.comscore.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements made in this prospectus pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s website.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in or incorporated by reference into this prospectus constitute “forward-looking statements” within the meaning of federal and state securities laws. Forward-looking statements are all statements other than statements of historical fact. We attempt to identify these forward-looking statements by words such as “may,” “will,” “should,” “could,” “might “, “expect,” “plan,” “anticipate,” “believe,” “estimate,” “target,” “goal,” “predict,” “intend,” “potential,” “continue,” “seek” and other comparable words. Similarly, statements that describe our business strategy, goals, prospects, opportunities, outlook, objectives, plans or intentions are also forward-looking statements. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, macroeconomic trends that we expect may influence our business, plans for financing or capital expenditures, expectations regarding liquidity and compliance with financing covenants and payment obligations, expectations regarding the introduction of new products, effects of restructuring actions and changes in our management team, regulatory compliance and expected changes in the regulatory landscape affecting our business, internal control improvements, expected impact of litigation and regulatory proceedings, plans for growth and future operations, effects of acquisitions, divestitures and partnerships, as well as assumptions relating to the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These statements are based on current expectations and assumptions regarding future events and business performance and involve known and unknown risks, uncertainties and other factors that may cause actual events or results to be materially different from any future events or results expressed or implied by these statements. These factors include those set forth in the following discussion and elsewhere within this prospectus or incorporated by reference herein, as well as factors that cannot be predicted or quantified.

We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should not place undue reliance on forward-looking statements, which apply only as of the date of this prospectus. You should carefully review the risk factors described under the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated by reference in this prospectus, and any risk factors included in any applicable prospectus supplement. Except as required by applicable law, including the rules and regulations of the SEC, we undertake no obligation, and expressly disclaim any duty, to publicly update or revise forward-looking statements, whether as a result of any new information, future events or otherwise. Although we believe the expectations reflected in the forward-looking statements are reasonable as of the date of this prospectus, our statements are not guarantees of future results, levels of activity, performance, or achievements, and actual outcomes and results may differ materially from those expressed in, or implied by, any of our statements.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the value of our securities could decline, and you could lose part or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All sales of the common stock covered by this prospectus will be by or for the account of the selling stockholders listed under the caption “Selling Stockholders.” We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and any similar expenses they incur in disposing of the common stock registered hereunder. We will bear all other costs, fees and expenses incurred by us in effecting the registration of the common stock registered hereunder. These may include, without limitation, registration and filing fees, printing fees and fees and expenses of our counsel and accountants.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are (i) those issued or issuable to the Starboard Stockholders pursuant to the terms and upon conversion of the convertible notes, to the extent such shares are not registered on our Existing Registration Statement and (ii) those issuable to CVI Investments upon exercise of the Series A Warrant and Series B-2 Warrant. We are registering the shares of common stock being offered hereby pursuant to our obligations to do so incurred in connection with the Starboard private placements and the CVI private placement and in order to permit the selling stockholders to offer the shares for resale from time to time. The Starboard Stockholders purchased from us the convertible notes as well as warrants to purchase shares of common stock pursuant to the Starboard purchase agreement and subsequently exercised the warrants for 323,448 shares of common stock on April 3, 2019. Other than the Starboard purchase agreement and the transactions contemplated thereby (and subsequent amendments to the transaction documents governing such transactions), the exercise of the warrants, and entry into and performance under that certain agreement made and entered into as of September 28, 2017 (as amended) by and among us and affiliates of the Starboard Stockholders, as described in our Current Reports on Form 8-K filed with the SEC on October 4, 2017 and April 20, 2018, the Starboard Stockholders and their affiliates have not had any material relationship with us within the past three years. Except for the ownership of the shares of common stock and warrants issued pursuant to the CVI purchase agreement and the exercise of the Series C Warrant, CVI Investments has not had any material relationship with us within the past three years.

The table below identifies each of the selling stockholders and provides other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of common stock as of March 5, 2020, assuming, in the case of the Starboard Stockholders, conversion of all convertible notes at the conversion price in effect as of the trading day immediately preceding the date of this prospectus, without regard to any limitations on the issuance of common stock pursuant to the terms of the convertible notes, and, in the case of CVI Investments, full exercise for cash of the Series A Warrant and Series B-2 Warrant. Under the terms of the warrants issued in the CVI private placement, CVI Investments may not exercise such warrants to the extent (but only to the extent) it or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99%. In the case of CVI Investments, the number of shares in the second column reflects these limitations.

The third column lists the maximum number of shares of common stock being offered pursuant to this prospectus by the selling stockholders, assuming, in the case of the Starboard Stockholders, conversion of all convertible notes at the conversion price in effect as of the trading day immediately preceding the date of this prospectus and the payment of all remaining interest in PIK Interest Shares, and, in the case of CVI Investments, full exercise for cash of the Series A Warrant and the Series B-2 Warrant, and, in each case, does not take into account any limitations on the issuance of common stock pursuant to the terms of the convertible notes or warrants. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

In the case of the Starboard Stockholders, the fourth column lists the shares of common stock to be held by each Starboard Stockholder after completion of this offering and the offering registered on the Existing Registration Statement, assuming all shares registered pursuant to the Existing Registration Statement are sold by the Starboard Stockholders pursuant to the Existing Registration Statement and further assuming conversion of all convertible notes at the conversion price in effect as of the trading day immediately preceding the date of this prospectus and the sale of all of the shares covered by this prospectus, including an estimate of all PIK Interest Shares which could be issued as interest on the convertible notes, based on the closing price of our common stock on January 28, 2020, in each case, without regard to any limitations on the issuance of common stock pursuant to the terms of the convertible notes. Pursuant to the terms of the convertible notes, any PIK Interest Shares so issued will be valued at the arithmetic average of the volume-weighted average trading prices of our common stock on each trading day during the ten consecutive trading days ending immediately preceding the applicable interest payment date. In the case of the Starboard Stockholders, the fifth column lists the percentage ownership of our common stock by each Starboard Stockholder after completion of this offering and the offering pursuant to the Existing Registration Statement, assuming that each Starboard Stockholder sells all of the shares covered by this registration statement and the Existing Registration Statement, to the extent such percentage will exceed 1% of the total number of shares of common stock outstanding.

The information presented regarding the selling stockholders is based, in part, on information the selling stockholders provided to us in writing specifically for use herein.

In accordance with the terms of the Starboard registration rights agreement, this prospectus generally covers the resale of at least 130% of the maximum number of shares of common stock issued or issuable pursuant to the convertible notes, including PIK Interest Shares, as of the trading day immediately preceding the date of this prospectus, excluding any such shares registered on the Existing Registration Statement. Because (i) the conversion price of the convertible notes may be adjusted, (ii) the Company may elect to pay interest on the convertible notes in cash rather than in PIK Interest Shares, (iii) the interest rate on the convertible notes is subject to change and (iv) the calculation of the PIK Interest Shares may vary from time to time depending on, among other things, the price of our common stock, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.

In accordance with the terms of the CVI registration rights agreement, this prospectus generally covers the resale of 100% of the maximum number of shares of common stock issuable upon exercise of the Series A Warrant and Series B-2 Warrant, in each case, determined as if the outstanding warrants were exercised in full for cash (without regard to any limitations on exercise contained therein) as of March 5, 2020. The fourth and fifth columns assume the sale of all of the shares offered by CVI Investments pursuant to this prospectus.

Under the terms of the convertible notes, a Starboard Stockholder that holds convertible notes may not convert the convertible notes to the extent such conversion would cause such Starboard Stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such conversion, excluding for purposes of such determination shares of common stock issuable pursuant to the terms of the convertible notes which have not been converted. The number of shares in the second column does not reflect this limitation.

The selling stockholders may have sold, transferred or otherwise disposed of some or all of the shares of our common stock listed below in exempt or registered transactions since the date on which the information below was provided to us and may in the future sell, transfer or otherwise dispose of some or all of the shares in private placement transactions exempt from, or not subject to the registration requirements of, the Securities Act. We have assumed for purposes of the table below that the selling stockholders will sell all of the common stock being offered hereby pursuant to this prospectus.

Information about the selling stockholders may change from time to time, including by addition of additional selling stockholders, and if necessary, we will supplement this prospectus accordingly.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering	Percentage of Shares of Common Stock Owned After Offering
Entities managed by Starboard Value LP (1)	9,502,042	(2)	14,179,385	(3)	0	*
CVI Investments, Inc. (4)	3,498,163	(5)	6,578,102		0	*

*	Denotes less than 1%

(1)

Starboard Value LP is the investment manager of Starboard Value and Opportunity Master Fund Ltd. (“Starboard V&O Fund”), Starboard Value and Opportunity Master Fund L LP (“Starboard L LP”), Starboard Value and Opportunity S LLC (“Starboard S LLC”), Starboard Value and Opportunity C LP (“Starboard C LP”) and of a managed account. Starboard Value R LP (“Starboard R LP”) acts as the general partner of Starboard C LP. Starboard R GP LLC (“Starboard R GP”) acts as the general partner of Starboard R LP. Starboard Value GP LLC (“Starboard Value GP”) acts as the general partner of Starboard Value LP. Starboard Principal Co LP (“Principal Co”) acts as a member of Starboard Value GP. Starboard Principal Co GP LLC (“Principal GP”) acts as the general partner of Principal Co. Each of Jeffrey C. Smith and Peter A. Feld acts as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP. Each of the foregoing, other than Starboard Value LP, disclaims beneficial ownership of these securities.

(2)

Represents: (i) 2,151,289 shares of common stock held by Starboard V&O Fund and 4,742,280 shares of common stock issuable upon conversion of convertible notes held by Starboard V&O Fund, (ii) 113,226 shares of common stock held by Starboard L LP and 249,594 shares of common stock issuable upon conversion of convertible notes held by Starboard L LP, (iii) 256,331 shares of common stock held by Starboard S LLC and 565,052 shares of common stock issuable upon conversion of convertible notes held by Starboard S LLC, (iv) 143,261 shares of common stock held by Starboard C LP and 315,804 shares of common stock issuable upon conversion of convertible notes held by Starboard C LP and (v) 318,279 shares of common stock held by an account managed by Starboard Value LP and 646,926 shares of common stock issuable upon conversion of convertible notes held by that same account.

(3)

Represents (in each case, excluding any such shares issuable pursuant to the terms and upon conversion of the convertible notes and registered on the Existing Registration Statement): (i) (x) 130% of 4,742,280 shares of common stock issuable upon conversion of convertible notes held by Starboard V&O Fund and (y) 130% of 8,114,856 PIK Interest Shares issued or issuable with respect to convertible notes held by Starboard V&O Fund, (ii) (x) 130% of 249,594 shares of common stock issuable upon conversion of convertible notes held by Starboard L LP and (y) 130% of 427,097 PIK Interest Shares issued or issuable with respect to convertible notes held by Starboard L LP, (iii) (x) 130% of 565,052 shares of common stock issuable upon conversion of convertible notes held by Starboard S LLC and (y) 130% of 966,901 PIK Interest Shares issued or issuable with respect to convertible notes held by Starboard S LLC, (iv) (x) 130% of 315,804 shares of common stock issuable upon conversion of convertible notes held by Starboard C LP and (y) 130% of 540,394 PIK Interest Shares issued or issuable with respect to convertible notes held by Starboard C LP and (v) (x) 130% of 646,926 shares of common stock issuable upon conversion of convertible notes held by an account managed by Starboard Value LP and (y) 130% of 1,107,001 PIK Interest Shares issued or issuable with respect to convertible notes held by an account managed by Starboard Value LP.

(4)

Heights Capital Management, Inc., the authorized agent of CVI Investments, has discretionary authority to vote and dispose of the shares held by CVI Investments and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI Investments. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments is affiliated with one or more FINRA members. CVI Investments purchased the shares being registered hereunder in the ordinary course of business and at the time of purchase, had no agreements or understandings, directly or indirectly, with any other person to distribute such shares.

(5)

Without regard to the 4.99% limitation on exercise of the warrants described above, CVI Investments would beneficially own as if the date hereof: (i) a Series A Warrant exercisable into 5,457,026 shares of common stock, and (ii) a Series B-2 Warrant exercisable into 1,121,076 shares of common stock.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation and bylaws. This description is only a summary. You should also refer to our amended and restated certificate of incorporation and bylaws, which have been filed with the SEC and are incorporated by reference herein.

General

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of February 25, 2020, there were 70,103,469 shares of common stock issued and outstanding, held of record by 96 stockholders, although we believe that there may be a significantly larger number of beneficial owners of our common stock. We derived the number of stockholders by reviewing the listing of outstanding common stock recorded by our transfer agent as of February 25, 2020.

The following is a summary of the material provisions of the common stock and preferred stock provided for in our certificate of incorporation and bylaws. For additional detail about our capital stock, please refer to our certificate of incorporation and bylaws, each as amended, each of which is incorporated by reference into the registration statement of which this prospectus forms a part.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.

In all matters, other than the election of directors and except as otherwise required by law, the affirmative vote of the majority of shares present or represented by proxy at a meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SCOR.” The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC. Its address is 59 Maiden Lane, Plaza Level, New York, NY 10038, and its telephone number is (800) 937-5449.

Preferred Stock

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of us.

We currently have no outstanding shares of preferred stock. Preferred stock will be fully paid and nonassessable upon issuance.

Warrants

In June 2019, we issued warrants, including Series A and Series B-2 Warrants, to CVI Investments in connection with a private placement that closed on June 26, 2019 (the “Closing Date”).

The Series A Warrants are exercisable for a period of five years from the Closing Date and are currently exercisable into 5,457,026 shares of common stock. The exercise price for the Series A Warrants is $12.00.

The Series B-2 Warrants are exercisable by the holders at any time prior to the twelve-month anniversary of the Closing Date, as adjusted pursuant to the terms of the Series B-2 Warrants. The Series B-2 Warrants provide the holders the right to purchase an aggregate of up to 1,121,076 shares of common stock at an exercise price of $8.92.

If all of the Series B-2 Warrants have not been exercised prior to their expiration date, we will have the right, subject to prior notice to the holders and certain equity, volume and other conditions, to force the exercise of any unexercised portion of the Series B-2 Warrants by such holders. The forced exercise price for the Series B-2 Warrants, if applicable, will be 85.0% of the VWAP of our common stock on the date immediately preceding the expiration date of the Series B-2 Warrants.

The exercise prices for the Series A and Series B-2 Warrants are subject to anti-dilution adjustment in certain circumstances. In addition, if and to the extent the exercise of any warrants would, together with the issuances of common stock to CVI Investments on the Closing Date and the shares issued pursuant to the exercise of any other warrants, result in the issuance of 20.0% or more of our outstanding common stock on the Closing Date, then we intend to, in lieu of issuing such shares, settle the obligation to issue such shares in cash. CVI Investments may not exercise such warrants to the extent (but only to the extent) it or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99%. CVI has the right, in its discretion, to raise this threshold up to 9.99% with 60 days’ notice to us.

Applicable Forum, Venue, and Jurisdiction

Our bylaws establish the Court of Chancery in the State of Delaware as the exclusive forum for any derivative action or proceeding brought by or on behalf of the company, any action asserting a breach of fiduciary duty by a director, officer or employee of the company to the company or its stockholders, any action asserting a claim under the DGCL, our amended and restated certificate of incorporation or bylaws, or any action asserting a claim governed by the internal affairs doctrine unless otherwise agreed to by us.

However, the exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. To the extent any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for the federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Effect of Certain Provisions of our Amended and Restated Certificate of Incorporation and Bylaws and the Delaware Anti-Takeover Statute

Some provisions of Delaware law and our amended and restated certificate of incorporation and bylaws contain provisions that could make the following transactions more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Amended and Restated Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and our bylaws provide for the following:

•

Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

•

Stockholder Meetings. Our charter documents provide that a special meeting of stockholders may be called only by resolution adopted by the board of directors, the chairman of the board of directors or the chief executive officer.

•

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

•

Board Classification. Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

•

Limits on Ability of Stockholders to Act by Written Consent. We have provided in our certificate of incorporation that our stockholders may not act by written consent. This limit on the ability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws.

•

Amendment of Certificate of Incorporation and Bylaws. The amendment of the above provisions of our amended and restated certificate of incorporation and bylaws requires approval by holders of at least two-thirds of our outstanding capital stock entitled to vote generally in the election of directors.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of either the assets or outstanding stock of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines interested stockholder as an entity or person who, together with affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

PLAN OF DISTRIBUTION

Starboard Stockholders

We are registering the shares of common stock issued or issuable to the Starboard Stockholders pursuant to the terms of the convertible notes, to the extent such shares are not registered on our Existing Registration Statement, to permit the resale of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Starboard Stockholders of these shares of common stock. We will bear all fees and expenses incurred by us incident to the registration of the shares of common stock offered hereby.

The Starboard Stockholders have advised us that they may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Starboard Stockholders sell shares of common stock through underwriters or broker-dealers, the Starboard Stockholders will be responsible for any underwriting discounts or commissions or agent’s commissions. The Starboard Stockholders have advised us that the shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	in underwritten public offerings;

•	through privately negotiated transactions;

•	through short sales;

•	through sales pursuant to Rule 144 of the Securities Act;

•	through block trades in which broker-dealers may agree with the Starboard Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through a combination of any such methods of sale; and

•	by any other method permitted pursuant to applicable law.

If the Starboard Stockholders effect such transactions by selling shares of common stock offered hereby to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Starboard Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock offered hereby or otherwise, the Starboard Stockholders have advised us that they may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Starboard Stockholders have advised us that they may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Starboard Stockholders have advised us that they may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The Starboard Stockholders have advised us that they may pledge or grant a security interest in some or all of the convertible notes or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Starboard Stockholders to include the pledgee, transferee or other successors in interest as Starboard Stockholders under this prospectus. The Starboard Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Starboard Stockholders and any broker-dealer participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Starboard Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

At the time a particular offering of shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the names of the Starboard Stockholders, the aggregate amount of shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

Under the securities laws of some states, the shares of common stock being offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock being offered hereby may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Starboard Stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The Starboard Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock being offered hereby by the Starboard Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock being offered hereby to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock incurred by us pursuant to the Starboard registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Starboard Stockholders will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify the Starboard Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the Starboard registration rights agreement, or the Starboard Stockholders will be entitled to contribution. We may be indemnified by the Starboard Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Starboard Stockholders specifically for use in the registration statement of which this prospectus forms a part, or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

CVI Investments

We are registering the shares of common stock issuable to CVI Investments upon exercise of the Series A Warrant and Series B-2 Warrant to permit the resale of these shares of common stock by CVI Investments from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by CVI Investments of the shares of common stock. Except as described below, we will bear the fees and expenses incident to our obligation to register the shares of common stock.

CVI Investments may sell all or a portion of the shares of common stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, CVI Investments will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the registration statement of which this prospectus forms a part is declared effective by the SEC (or automatically became effective, as applicable);

•	broker-dealers may agree with CVI Investments to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

CVI Investments may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, CVI Investments may transfer the shares of common stock by other means not described in this prospectus. If CVI Investments effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from CVI Investments or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, CVI Investments may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. CVI Investments may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. CVI Investments may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

CVI Investments may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by it and, if CVI Investments defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus. CVI Investments also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, CVI Investments and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. A selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that CVI Investments will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

CVI Investments and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by CVI Investments and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the CVI registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, CVI Investments will pay all underwriting discounts and selling commissions, if any. We will indemnify CVI Investments against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreement or CVI Investments will be entitled to contribution. We may be indemnified by CVI Investments against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by CVI Investments specifically for use in this prospectus, in accordance with the related registration rights agreement or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Austin, Texas.

EXPERTS

The consolidated financial statements, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby.

SEC registration fee	$22,565
Printing and engraving expenses	30,000
Accounting fees and expenses	180,000
Legal fees and expenses	120,000
Total	$352,565

Item 15.	Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware, or DGCL, allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the director, officer, employee or agent is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her under Section 145.

Our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.

We have entered into indemnification agreements with our directors and certain of our officers pursuant to which we have agreed to indemnify such persons against certain expenses and liabilities incurred or paid by such persons in connection with any proceeding arising from the fact that such person is or was a director or officer of the Company, and to advance expenses as incurred by or on behalf of such person in connection therewith.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

Item 16.	Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of comScore, Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

4.1	Form of Senior Secured Convertible Note (Initial Notes), as amended (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K, filed February 28, 2020) (File No. 001-33520)

4.2	Form of Senior Secured Convertible Note (Option Notes), as amended (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K, filed February 28, 2020) (File No. 001-33520)

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended, filed June 12, 2007) (File No. 333-141740)

4.4	Series A Warrant Issued to CVI Investments, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed June 26, 2019) (File No. 001-33520)

4.5	Series B-2 Warrant Issued to CVI Investments, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed June 26, 2019) (File No. 001-33520)

4.6	Series C Warrant Issued to CVI Investments, Inc. (incorporated by reference to Exhibit 4.7 to the Registrant’s Quarterly Report on Form 10-Q, filed August 7, 2019) (File No. 001-33520)

4.7	Voting Agreement, dated as of December 20, 2011, by and among comScore, Inc. and The Nielsen Company (US) LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed December 21, 2011) (File No. 001-33520)

Exhibit Number	Description

4.8	Stockholders Rights Agreement, dated as of February 11, 2015, by and among comScore, Inc., WPP Group USA, Inc. and Cavendish Square Holding B.V. (incorporated by reference to Exhibit (d)(3) to Cavendish Square Holding B.V.’s and WPP plc’s Tender Offer Statement on Schedule TO, filed February 20, 2015) (File No. 005-83687)

4.9	Voting Agreement, dated as of February 11, 2015, by and among comScore, Inc., WPP Group USA, Inc. and Cavendish Square Holding B.V. (incorporated by reference to Exhibit (d)(4) to Cavendish Square Holding B.V.’s and WPP plc’s Tender Offer Statement on Schedule TO, filed February 20, 2015) (File No. 005-83687)

4.10	Registration Rights Agreement, dated as of January 16, 2018, by and among comScore, Inc. and the investors listed on the Schedule of Buyers attached thereto (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed January 16, 2018) (File No. 001-33520)

4.11	First Amendment to Senior Secured Convertible Notes, dated as of May 17, 2018, by and between comScore, Inc., Starboard Value and Opportunity Master Fund Ltd. and each of the other investors listed on the signature pages attached thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed May 17, 2018 (File No. 001-33520)

4.12	Second Amendment to Senior Secured Convertible Notes, dated as of August 8, 2018, by and between comScore, Inc., Starboard Value and Opportunity Master Fund Ltd. and each of the other investors listed on the signature pages attached thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed August 9, 2018 (File No. 001-33520)

4.13	Agreement, dated as of November 13, 2018, by and between comScore, Inc., Starboard Value and Opportunity Master Fund Ltd. and each of the other investors listed on the signature pages attached thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed November 13, 2018) (File No. 001-33520)

4.14	Amendment Agreement, dated as of November 6, 2019, by and among comScore, Inc., Starboard Value LP and certain affiliates of Starboard Value LP (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed November 6, 2019) (File No. 001-33520)

4.15	Registration Rights Agreement, dated June 26, 2019, between comScore, Inc and CVI Investments, Inc. (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K, filed June 26, 2019) (File No. 001-33520)

5.1**	Opinion of Vinson & Elkins L.L.P.

23.1**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

23.2**	Consent of Deloitte & Touche LLP

24.1***	Powers of Attorney

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of comScore, Inc.
**	Filed herewith.
***	Previously filed.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia, on March 5, 2020.

COMSCORE, INC.

By:	/s/ William P. Livek
William P. Livek
Chief Executive Officer and Executive Vice Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ William P. Livek William P. Livek	Chief Executive Officer and Executive Vice Chairman (Principal Executive Officer)	March 5, 2020

/s/ Gregory A. Fink Gregory A. Fink	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 5, 2020

* Brent D. Rosenthal	Non-Executive Chairman	March 5, 2020

* Joanne Bradford	Director	March 5, 2020

* Irwin Gotlieb	Director	March 5, 2020

* Jacques Kerrest	Director	March 5, 2020

* Kathleen Love	Director	March 5, 2020

* John K. Martin Jr.	Director	March 5, 2020

By:	/s/ Gregory A. Fink	March 5, 2020
Gregory A. Fink Attorney-in-fact